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                                                                    EXHIBIT 23.2


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

           CONSENT OF ERNST & YOUNG LLP, FORMER INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement (Form S-8, No. 333-73211), of our report dated March 10, 1997 with respect to the consolidated statements of operations, stockholders equity, and cash flows of Sunrise Technologies International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                       /s/ Ernst & Young LLP


Palo Alto, California
June 16, 1999